JANUARY 10, 2005

SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, NW
WASHINGTON, DC 20549

COMMISSIONERS:

      WE HAVE READ THE STATEMENTS MADE BY AUTO-Q INTERNATIONAL INC. (COPY ATTACHED), WHICH WE UNDERSTAND WILL BE FILED WITH THE COMMISSION, PURSUANT TO
ITEM 4 OF FORM 8-K AS PART OF THE COMPANY'S FORM 8-K REPORT DATED JANUARY 10, 2005. WE AGREE WITH THE STATEMENTS CONCERNING OUR FIRM IN SUCH FORM 8-K.

                                          VERY TRULY YOURS,


                                          /s/ Mahoney Cohen & Company, CPA, P.C.